Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-1 of Hutchison China MediTech Limited of our report dated March 1, 2016 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 1, 2016